EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended September 30, 2018 Financial Results; Net Investment Income Per Share of $0.44; Declares Quarterly Distribution of $0.41 Per Share for Q4, 2018

NEW YORK, Nov. 05, 2018 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $18.4 million, or $0.44 per share, for the third quarter 2018.

At September 30, 2018, net asset value (NAV) was $21.95 per share, an increase from the prior quarter. In addition, the Company’s portfolio was 100% performing at September 30, 2018.

The Board declared a fourth quarter distribution of $0.41 per share payable January 4, 2019 to stockholders of record as of December 20, 2018. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2018:
     Comprehensive Investment portfolio* fair value: $1.70 billion
     Number of portfolio companies: 230
     Net assets: $927.6 million
     Net asset value per share: $21.95

Comprehensive Investment Portfolio Activity** for the Quarter Ended September 30, 2018:

     Investments made during the quarter: $202.8 million
     Investments prepaid and sold during the quarter: $283.7 million

Operating Results for the Quarter Ended September 30, 2018:

     Net investment income: $18.4 million
     Net investment income per share: $0.44
     Net realized and unrealized gain: ($0.3) million
     Net increase in net assets from operations: $18.1 million
     Earnings per share: $0.43

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio (including its ownership of its SBIC), and NEF Holdings, LLC’s (“NEF”) full portfolio and excludes the fair value of the equity interests in Crystal Financial and NEF.

** Includes investment activity through Crystal Financial and NEF, as well as the investment activity attributable to the Company through SSLP and SSLP II prior to their consolidation.

“We are pleased with our third quarter's results, as well as the strong foundation we’ve built,” said Michael Gross, Chairman and CEO. “Our portfolio is one hundred percent performing, and, year-to-date, our NII per share has exceeded distributions by 9%. At September 30, 2018, approximately 69% of the Company’s assets were investments in Solar Capital’s commercial finance verticals, reflecting our successful transition to a diversified specialty finance business focused on senior secured lending across a number of middle market lending niches. The reduction of our asset coverage requirement provides increased flexibility and capacity to expand our asset-based loan portfolio and positions us for net investment income growth.”

Conference Call and Webcast
The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, November 6, 2018. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 7598613 when prompted. A telephone replay will be available until November 20, 2018 and can be accessed by dialing (855) 859-2056 and using the passcode 7598613. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended September 30, 2018, Solar Capital had total originations of $202.8 million and repayments of $283.7 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending.

Comprehensive Investment Portfolio Activity(1) Q3 2018 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Q3 2018 Originations	$45.4	$63.1	$61.5	$32.8	$202.8
Q3 2018 Repayments / Amortization	$165.2	$40.3	$44.0	$34.2	$283.7
Net Portfolio Activity	($119.8)	$22.8	$17.5	($1.4)	($80.9)

  Portfolio activity includes gross originations/repayments across each business unit, including investment activity attributable to the Company through SSLP and SSLP II prior to their consolidation.
  Includes Crystal Financial’s full portfolio (and its ownership of its SBIC) and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at September 30, 2018 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans	$499.4	29.4%	9.8%(5)
Asset-Based Senior Secured Loans / Crystal Financial(1)	$588.8	34.6%	12.3%(6)
Equipment Senior Secured Financings / NEF(2)	$376.3	22.2%	11.2%(7)
Life Science Senior Secured Loans	$204.8	12.0%	11.6%(8)
Total Senior Secured Loans	$1,669.3	98.2%	11.2%
Equity and Equity-like Securities(3)	$29.8	1.8%
Total Comprehensive Investment Portfolio	$1,699.1	100%
Floating Rate Investments(4)	$1,254.5	74.7%
First Lien Senior Secured Loans	$1,418.9	83.5%
Second Lien Senior Secured Loans	$250.4	14.7%
  Includes Crystal Financial’s full portfolio, including the Company’s pro rata ownership of Crystal’s SBIC, and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
  Excludes Crystal and NEF, which distribute quarterly cash dividends to the Company.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
  Represents the weighted average of each individual loan’s yield to maturity based on fair market value at September 30, 2018.
  Represents the weighted average of each individual loan’s underwritten yield to expected repayment date, which is based on a historical average realized investment duration.
  Represents the weighted average of each individual loan’s yield to maturity (excluding residual upside on tax leases).
  Represents the weighted average of each individual loan’s yield to maturity based on fair value at September 30, 2018 (excluding exit fees or warrants).

The Comprehensive Investment Portfolio is diversified across approximately 230 unique issuers across approximately 92 industries and with an average exposure of $7.4 million or 0.4% per issuer.

At September 30, 2018, 98.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 83.5% first lien senior secured loans and approximately 14.7% second lien senior secured loans. Year to date, as of September 30, 2018, second lien loan exposure of the Comprehensive Investment Portfolio has declined by approximately $260 million, as the Company has focused its origination efforts on first lien and stretch first lien cash flow loans to upper middle market companies as well as commercial finance investments.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 11.2% at September 30, 2018 compared to 10.9% at June 30, 2018.

Solar Capital Ltd. Portfolio

Asset Quality

As of September 30, 2018, 100% of the Company’s portfolio was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.
As of September 30, 2018, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$144.5	10.2%
2	$1,221.5	86.6%
3	$43.9	3.1%
4	$0.9	0.1%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income Q3 2018 (in millions)
For the Period:	Cash Flow Lending(1)	Asset-based Lending / Crystal Financial(2)	Equipment Financing / NEF(3)	Life Science Lending	Total
Q3 2018	$13.6	$10.1	$5.5	$7.9	$37.1
% Contribution	36.7%	27.2%	14.9%	21.2%	100%

  Includes interest income/fees from cash flow loans on balance sheet and distributions from SSLP and SSLP II prior to their consolidation.
  Includes interest income/fees from asset based loans on balance sheet and distributions from Crystal Financial.
  Includes interest income/fees from equipment financings on balance sheet and distributions from NEF Holdings.

Solar Capital Ltd.’s Results of Operations for the Quarter Ended September 30, 2018 compared to the Quarter Ended September 30, 2017.

Investment Income

For the fiscal quarters ended September 30, 2018 and 2017, gross investment income totaled $37.1 million and $36.1 million, respectively. The increase in gross investment income from Q3 2017 to Q3 2018 was primarily due to an increase in the average size of the income-producing investment portfolio.

Expenses

Net expenses totaled $18.7 million and $18.8 million, respectively, for the fiscal quarters ended September 30, 2018 and 2017.

Net Investment Income

The Company’s net investment income totaled $18.4 million and $17.3 million, or $0.44 and $0.41 per average share, respectively, for the fiscal quarters ended September 30, 2018 and 2017.

Net Realized and Unrealized Gain / (Loss)

Net realized and unrealized losses for the fiscal quarters ended September 30, 2018 and 2017 totaled approximately ($0.3) million and ($0.2) million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended September 30, 2018 and 2017, the Company had a net increase in net assets resulting from operations of $18.1 million and $17.2 million, respectively. For the fiscal quarters ended September 30, 2018 and 2017, earnings per average share were $0.43 and $0.41, respectively.

Senior Secured Unitranche Loan Program LLC and Senior Secured Unitranche Loan Program II LLC

On September 18, 2018, SSLP became a wholly owned investment subsidiary of the Company. As a result, the Company has consolidated SSLP on its balance sheet at quarter end.

On September 14, 2018, SSLP II became a wholly owned investment subsidiary of the Company. As a result, the Company has consolidated SSLP II on its balance sheet at quarter end.

Liquidity and Capital Resources

As of September 30, 2018, the Company had a total of $636.8 million of unused borrowing capacity under the Company’s credit facilities, subject to borrowing base limits.

When including Crystal Financial and NEF Holdings, the Company had a total of approximately $730 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits.

Subsequent Event

The Small Business Credit Availability Act permits BDCs to reduce the required minimum asset coverage ratio applicable to a BDC from 200% to 150%, subject to certain requirements therein. At the Company’s Annual Stockholder Meeting held on October 11, 2018, the Company’s stockholders approved the proposal to authorize the Company to become subject to a minimum asset coverage ratio of at least 150% effective as of October 12, 2018. The Company previously announced that its board of directors, including a “required majority” approved the Reduced Asset Coverage Ratio, which would have become effective August 2, 2019. However, as a result of the stockholder approval at the Company’s Annual Meeting, the asset coverage ratio will be decreased to the new requirement permitting the Company to incur additional leverage as of October 12, 2018.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2018 (unaudited)	December 31, 2017
Assets
Investments at fair value:
Companies less than 5% owned (cost: $894,050 and $835,041, respectively)	$893,481	$834,410
Companies more than 25% owned (cost: $499,089 and $609,226, respectively)	517,299	626,760
Cash	10,182	5,963
Cash equivalents (cost: $199,806 and $144,826, respectively)	199,806	144,826
Receivable for investments sold	25,864	6,160
Dividends receivable	9,745	15,013
Interest receivable	8,134	7,336
Other receivable	—	58
Prepaid expenses and other assets	781	1,039

Total assets	$1,665,292	$1,641,565

Liabilities
Revolving credit facility	$114,000	$245,600
Unsecured senior notes due 2022	150,000	150,000
Unsecured tranche c senior notes due 2022 ($21,000 and $21,000 face amounts, respectively, reported net of unamortized debt issuance costs of $274 and $316, respectively.)	20,726	20,684
Unsecured senior notes due 2023 ($75,000 and $75,000 face amounts, respectively, reported net of unamortized debt issuance costs of $1,537 and $1,813, respectively.)	73,463	73,187
Term loans	50,000	50,000
SSLP 2016-1, LLC revolving credit facility	22,998	—
SSLP II 2016-1, LLC revolving credit facility	26,168	—
NEFPASS SPV LLC credit facility ($30,000 and $0 face amounts, respectively, reported net of unamortized debt issuance costs of $1,129 and $0, respectively.)	28,871	—
Payable for investments and cash equivalents purchased	210,221	145,118
Distributions payable	18,007	16,904
Management fee payable	6,399	7,373
Performance-based incentive fee payable	4,604	4,660
Interest payable	6,768	2,485
Administrative services expense payable	2,067	2,756
Other liabilities and accrued expenses	3,408	1,193
Total liabilities	$737,700	$719,960

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	991,340	991,340
Distributions in excess of net investment income	(8,862)	(13,319)
Accumulated net realized loss	(72,505)	(73,742)
Net unrealized appreciation	17,196	16,903
Total net assets	$927,592	$921,605
Net Asset Value Per Share	$21.95	$21.81

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three months ended
	September 30, 2018	September 30, 2017
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$21,859	$21,465
Companies more than 25% owned	884	293
Dividends:
Companies less than 5% owned	12	5
Companies more than 25% owned	14,255	13,726
Other income:
Companies less than 5% owned	83	264
Companies more than 25% owned	49	394

Total investment income	37,142	36,147

EXPENSES:
Management fees	$6,399	$6,751
Performance-based incentive fees	4,604	4,329
Interest and other credit facility expenses	5,521	5,348
Administrative services expense	1,459	1,346
Other general and administrative expenses	743	1,058

Total expenses	18,726	18,832

Net investment income	$18,416	$17,315

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$687	$(28)
Companies 5% to 25% owned	(7)	(8,515)
Companies more than 25% owned	—	—

Net realized gain (loss) on investments and cash equivalents	680	(8,543)
Net realized gain (loss) on foreign currencies	—	2

Net realized gain (loss)	680	(8,541)

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	530	1,061
Companies 5% to 25% owned	—	8,511
Companies more than 25% owned	(1,496)	(1,182)

Net change in unrealized gain (loss) on investments and cash equivalents	(966)	8,390
Net change in unrealized loss on foreign currencies	—	(1)

Net change in unrealized gain (loss)	(966)	8,389

Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	(286)	(152)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18,130	$17,163

EARNINGS PER SHARE	$0.43	$0.41

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770